Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact:	John M. McCaffery
Executive Vice President
Chief Financial Officer
(631) 537-1001, ext. 7290

BRIDGE BANCORP,  INC. REPORTS SECOND QUARTER 2019 RESULTS

(Bridgehampton, NY – July  23, 2019)  Bridge Bancorp, Inc. (NASDAQ: BDGE) (the “Company”), the parent company of BNB Bank (“BNB”), today announced second quarter results for 2019.

The Company's second quarter 2019 financial results included:

•

Net income for the 2019 second quarter of $10.7 million, or $0.53 per diluted share, compared to $6.7 million, or $0.34 per diluted share for the 2018 second quarter, inclusive of pre-tax net securities losses of $7.9 million, or $0.31 per diluted share after tax, related to the Company’s balance sheet restructure in the 2018 period.

•	Net interest income for the 2019 second quarter increased $1.2 million over the 2019 first quarter to $35.5 million, with a tax-equivalent net interest margin of 3.30%.
•	Total assets of $4.7 billion at June 30, 2019, 7% higher than June 30, 2018.
•	Loan growth of $249 million, or 8%, compared to June 30, 2018, and $154 million, or 9% annualized, from December 31, 2018.
•	Non-public, non-brokered deposit growth of $431 million, or 16%, compared to June 30, 2018, and $190 million, or 13% annualized, from December 31, 2018.
•

Non-performing assets of $5.5 million at June 30, 2019, $3.7 million higher than June 30, 2018 and $2.5 million higher than December 31, 2018. Loan loss reserve coverage to total loans of 0.91% at June 30, 2019.

•	All capital ratios remain strong. Declared a dividend of $0.23 during the quarter.

Commenting on the second quarter results, Kevin O’Connor, President and CEO said, “Our continued growth as measured by an expanded customer base, and higher loan and deposit balance reflects the strength in our markets and our ability to attract clients to BNB Bank. The quarterly results show record revenue, a stabilizing margin, and continued prudent liquidity management, notwithstanding an increased loan loss provision related to one specific credit. Our SBA business bolstered our non-interest income.  Expenses grew as we capitalized on branch closures by our competitors with targeted advertising campaigns and hired more bankers.  BNB Bank remains a strong, core funded community bank making loans funded by deposits supporting our customers and our marketplace.”

Net Earnings and Returns

Net income in the 2019 second quarter was $10.7 million, or $0.53 per diluted share, an increase of $3.9 million compared to the 2018 second quarter, driven primarily by a rise in non-interest income and net interest income,  partially offset by higher provision for loan losses and non-interest expense. Excluding the impact of the balance sheet restructure, net income in the 2018 second quarter was $12.9 million, or $0.65 per diluted share. Net income for the six months ended June 30, 2019 was $23.6 million, or $1.18 per diluted share, compared to $18.8 million, or $0.95 per diluted share, in 2018.

Returns  on average assets and equity in the 2019 second quarter were 0.90% and 9.06%, respectively.  Return on average tangible common equity was 11.82%  for the 2019 second quarter.

“Our reported net income of $0.53 per diluted share was impacted by a higher provision for loan losses related to one credit, which reduced earnings per share by approximately $0.12, and reduced returns on average assets, equity and tangible common equity by approximately 19 basis points, 188 basis points and 245 basis points, respectively,” noted Mr. O’Connor.

Net Interest Income

Interest income was $46.4 million in the 2019 second quarter, an increase of $1.8 million compared to the 2019 first quarter,  driven primarily by loan portfolio growth and higher loan portfolio yields. Interest expense was $10.8 million in the 2019 second quarter, an increase of $0.6 million compared to the 2019 first quarter,  primarily due to deposit growth and an increase in average cost of interest-bearing liabilities.

The tax-equivalent net interest margin for the 2019 second quarter showed a year-over-year decline of 1 basis point to 3.30% in 2019 from 3.31% in 2018.  The adjusted net interest margin, excluding purchase accounting, is down 1 basis point to 3.23%  from 3.24% in 2018.  Reported 2019 second quarter loan yields showed a year-over-year increase of 24 basis points from 4.52% in 2018 to 4.76% in 2019, while yields excluding purchase accounting increased 23 basis points to 4.66% in 2019 from 4.43% in 2018.

	Three Months Ended			Change Compared To
	June 30,	March 31,	June 30,	March 31,		June 30,
	2019	2019	2018	2019		2018
Average yield on loans, tax-equivalent basis - as reported	4.76%	4.66%	4.52%	10	bp	24	bp
Adjusted average yield on loans (non-GAAP)	4.66	4.61	4.43	5		23

Net interest margin - as reported (1)	3.29%	3.27%	3.30%	2	bp	(1)	bp
Net interest margin, tax-equivalent basis (2)	3.30	3.29	3.31	1		(1)
Adjusted net interest margin (non-GAAP) (3)	3.23	3.24	3.24	(1)		(1)

(1)	Net interest margin represents net interest income divided by average interest-earning assets.
(2)	Net interest margin, tax-equivalent basis represents net interest income on a tax-equivalent basis divided by average interest-earning assets.
(3)	Adjusted net interest margin represents adjusted net interest income on a tax-equivalent basis divided by adjusted average interest-earning assets.

“Despite a flattening yield curve, we maintained our margin by focusing on our core relationship businesses.  We also sold lower yielding bonds and reduced our brokered deposits, while keeping our loan-to-deposit ratio below 90%.   Our proven strategy is to actively manage the balance sheet based on the changing environment,” stated Mr. O’Connor.

Provision for Loan Losses

The provision for loan losses was $3.5 million for the 2019 second quarter, $3.1 million higher than the 2018 second quarter.  Contributing to the higher provision was a $3.7 million charge-off for one loan in the 2019 second quarter. The Company recognized net charge-offs of $4.1 million in the 2019 second quarter, compared to net charge-offs of $1.6 million in the 2018 second quarter.

Non-Interest Income

Non-interest income was  $5.5 million for the 2019 second quarter,  $8.1 million higher than the 2018 second quarter, primarily attributable to the impact of the balance sheet restructure in the 2018 second quarter, and higher gain on sale of Small Business Administration (“SBA”) loans in the 2019 second quarter.

Non-Interest Expense

Non-interest expense for the 2019 second quarter of  $24.0 million was $1.5 million higher than the 2018 second quarter.  The increase in 2019 was due to higher salaries and benefits expense, occupancy and equipment costs and other operating expenses.

Income Tax Expense

Income tax expense was $2.9 million in the 2019 second quarter, an increase of $1.2 million compared to the 2018 second quarter. The Company estimates it will record income tax at an effective tax rate of approximately 22% for the remainder of 2019.

Balance Sheet

Total assets were $4.7 billion at June 30, 2019,  $13.8 million higher than December 31,  2018, and $299.8 million higher than June 30, 2018. Total  loans held for investment at June 30, 2019 of $3.4 billion reflects growth of $249.3 million,  or 8%,  over June 30,  2018.  Deposits totaled $3.8 billion at June 30, 2019, an increase of $283.4 million,  or 8%,  over June 30,  2018.  Demand deposits increased $78.4 million year-over-year to $1.4 billion at June 30, 2019, representing 36% of total deposits.

The allowance for loan losses was $31.2 million at June 30, 2019, $0.5 million lower than June 30, 2018. The allowance as a percentage of loans was 0.91% at June 30, 2019, compared to 1.00% at June 30, 2018.

Stockholders’ equity was $475.2 million at June 30, 2019, $35.5 million higher than June 30, 2018. The growth reflects earnings, partially offset by shareholders’ dividends. Book value per share was $23.96 at June 30, 2019, $1.73 higher than June 30, 2018. Tangible book value per share was $18.41 at June 30, 2019, $1.79 higher than June 30, 2018.

				Change Compared To
	June 30,	December 31,	June 30,	December 31,	June 30,
(Dollars in thousands)	2019	2018	2018	2018	2018
Total assets	$4,714,535	$4,700,744	$4,414,785	$13,791	$299,750
Total stockholders' equity	475,205	453,830	439,755	21,375	35,450

Loans held for investment
Investor commercial real estate ("CRE")	$910,892	$863,158	$844,295	$47,734	$66,597
Multi-family ("MF")	631,146	585,827	570,670	45,319	60,476
Construction and land ("C&L")	150,868	123,393	116,899	27,475	33,969
Total investor CRE, MF, and C&L	1,692,906	1,572,378	1,531,864	120,528	161,042

Commercial and industrial ("C&I")	675,168	645,724	629,906	29,444	45,262
Owner-occupied CRE	525,329	510,398	483,652	14,931	41,677
Total C&I and owner-occupied CRE	1,200,497	1,156,122	1,113,558	44,375	86,939

Residential real estate	503,354	519,763	510,303	(16,409)	(6,949)
Installment and consumer	25,825	20,509	20,051	5,316	5,774
Net deferred loan costs and fees	7,441	7,039	4,900	402	2,541
Total loans held for investment	$3,430,023	$3,275,811	$3,180,676	$154,212	$249,347

Deposits
Total IPC deposits	$3,154,801	$2,965,007	$2,724,208	$189,794	$430,593
Total public and brokered deposits	681,775	921,386	828,989	(239,611)	(147,214)
Total deposits	$3,836,576	$3,886,393	$3,553,197	$(49,817)	$283,379

“The first half of 2019 shows our continued ability to generate new business in our marketplace.  We grew loans at 9%. Year to date we closed nearly $500 million in new credits. IPC deposit growth was 13% for the same period.  Equally important, our western markets- where we have lower market share and thus more opportunity- are showing accelerated growth. We are committed to providing capital as well as a comprehensive product suite to the businesses in our footprint,” Mr. O’Connor said.

Asset Quality

Asset quality measures remained solid, as non-performing assets were $5.5 million, or 0.12%  of total assets, at June 30, 2019, compared to $1.8 million, or 0.04% of total assets, at June 30, 2018. Non-performing assets at June 30,  2018 included  $175 thousand of other real estate owned. Non-performing loans were $5.5 million, or 0.16% of total loans at June 30, 2019,  compared to $1.6 million,  or 0.05% of total loans at June 30,  2018.  Loans 30 to 89 days past due decreased $1.0 million to $3.4 million at June 30, 2019, compared to $4.4 million at June 30, 2018.  Loans past due 90 days and accruing at June 30, 2019 and 2018 were comprised of acquired loans of $0.3 million and $0.9 million, respectively.

Conference Call

The Company will host a conference call on Wednesday, July  24, 2019 at 9:00 AM (ET) to discuss the 2019 second quarter results. Investors who would like to join the conference call are encouraged to pre-register using the following link:  http://dpregister.com/10132796. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. Telephonic replay will be available through the Company’s website approximately one hour after the conclusion of the call through Wednesday,  August 7, 2019.

Call and replay information are as follows:

Call Date: Wednesday, July 24, 2019
Call Time: 9:00 AM (ET)
Domestic Call Dial In:  1-844-746-0738
International Call Dial In:  1-412-317-6016

Replay Domestic Dial In:  1-877-344-7529
Replay International Dial In:  1-412-317-0088
Access Code: 10132796

About Bridge Bancorp, Inc.

Bridge Bancorp, Inc. is a bank holding company engaged in commercial banking and financial services through its wholly-owned subsidiary, BNB  Bank. Established in 1910, BNB, with assets of approximately $4.7 billion, operates 39 branch locations serving Long Island and the greater New York metropolitan area. In addition, BNB operates one loan production office in Manhattan. Through its branch network and its electronic delivery channels, BNB provides deposit and loan products and financial services to local businesses, consumers and municipalities. Title insurance services are offered through BNB's wholly-owned subsidiary, Bridge Abstract. Bridge Financial Services, Inc., a wholly-owned subsidiary of BNB, offers financial planning and investment consultation.  For more information visit www.bnbbank.com.

BNB also has a rich tradition of involvement in the community, supporting programs and initiatives that promote local business, the environment, education, healthcare, social services and the arts.

Please see the attached tables for selected financial information.

This release may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”).  Such forward-looking statements, in addition to historical information, involve risk and uncertainties, and are based on the beliefs, assumptions and expectations of management of the Company.  Words such as “expects,” “believes,” “should,” “plans,” “anticipates,” “will,” “potential,” “could,” “intends,” “may,” “outlook,” “predicts,” “projects,” “would,” “estimates,” “assumes,” “likely,” and variation of such similar expressions are intended to identify such forward-looking statements.  Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and business of the Company, including earnings growth; revenue growth in retail banking lending and other areas; origination volume in the  consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from the title abstract subsidiary and banking services as well as product sales; tangible capital generation; market share; expense levels; and other business operations and strategies.  The Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic  conditions; legislative and regulatory changes, including increases in FDIC insurance rates; monetary and fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; deposit flows; the cost of funds; demands for loan products; demand for financial services; competition; changes in the quality and composition of BNB’s loan and investment portfolios; changes in management’s business strategies; changes in accounting principles, policies or guidelines; changes in real estate values; an unexpected increase in operating costs; expanded regulatory requirements as a result of the Dodd-Frank Act; and other risk factors discussed elsewhere, and in our reports filed with the Securities and Exchange Commission.   The forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Condition (unaudited)

(In thousands)

	June 30,	December 31,	June 30,
	2019	2018	2018
Assets
Cash and due from banks	$71,292	$142,145	$74,255
Interest-earning deposits with banks	87,349	153,223	31,636
Total cash and cash equivalents	158,641	295,368	105,891
Securities available for sale, at fair value	642,897	680,886	659,076
Securities held to maturity	144,716	160,163	169,717
Total securities	787,613	841,049	828,793
Securities, restricted	24,104	24,028	26,747
Loans held for sale	12,643	—	6,338
Loans held for investment	3,430,023	3,275,811	3,180,676
Allowance for loan losses	(31,171)	(31,418)	(31,652)
Loans held for investment, net	3,398,852	3,244,393	3,149,024
Premises and equipment, net	34,006	35,008	36,043
Operating lease right-of-use assets (1)	37,619	—	—
Goodwill and other intangible assets	109,975	110,324	110,816
Other real estate owned	—	175	175
Accrued interest receivable and other assets	151,082	150,399	150,958
Total assets	$4,714,535	$4,700,744	$4,414,785

Liabilities and stockholders' equity
Demand deposits	$1,322,625	$1,275,664	$1,248,383
Savings and negotiable order of withdrawal ("NOW") deposits	613,431	496,881	436,227
Money market deposit accounts ("MMDA")	1,002,768	975,531	843,390
Certificates of deposit of less than $100,000	60,658	61,827	59,053
Certificates of deposit of $100,000 or more	155,319	155,104	137,155
Total individual, partnership and corporate ("IPC") deposits	3,154,801	2,965,007	2,724,208
Brokered deposits	127,196	255,408	318,164
Public funds - demand deposits	63,084	172,941	58,941
Public funds - other deposits	491,495	493,037	451,884
Total public and brokered deposits	681,775	921,386	828,989
Total deposits	3,836,576	3,886,393	3,553,197
Federal funds purchased and repurchase agreements	945	539	1,437
Federal Home Loan Bank ("FHLB") advances	240,000	240,433	300,863
Subordinated debentures, net	78,850	78,781	78,711
Operating lease liabilities (1)	40,263	—	—
Other liabilities and accrued expenses	42,696	40,768	40,822
Total liabilities	4,239,330	4,246,914	3,975,030
Total stockholders' equity	475,205	453,830	439,755
Total liabilities and stockholders' equity	$4,714,535	$4,700,744	$4,414,785

(1)	The Company adopted ASU 2016-02, Leases (Topic 842) using the transition approach at the beginning of the period of adoption on January 1, 2019 and did not restate comparative prior periods.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Interest income	$46,352	$44,515	$41,551	$90,867	$82,915
Interest expense	10,835	10,192	7,622	21,027	14,447
Net interest income	35,517	34,323	33,929	69,840	68,468
Provision for loan losses	3,500	600	400	4,100	1,200
Net interest income after provision for loan losses	32,017	33,723	33,529	65,740	67,268

Non-interest income:
Service charges and other fees	2,556	2,428	2,562	4,984	4,725
Title fee income	335	306	450	641	955
Net securities gains (losses)	201	—	(7,921)	201	(7,921)
Gain on sale of SBA loans	844	217	691	1,061	1,062
BOLI income	556	553	555	1,109	1,101
Other operating income	1,007	1,714	1,085	2,721	1,613
Total non-interest income (loss)	5,499	5,218	(2,578)	10,717	1,535

Non-interest expense:
Salaries and employee benefits	13,659	13,280	13,055	26,939	25,867
Occupancy and equipment	3,560	3,531	3,205	7,091	6,448
Amortization of other intangible assets	210	213	242	423	488
Other operating expenses	6,575	5,575	6,005	12,150	12,302
Total non-interest expense	24,004	22,599	22,507	46,603	45,105

Income before income taxes	13,512	16,342	8,444	29,854	23,698
Income tax expense	2,859	3,415	1,701	6,274	4,882
Net income	$10,653	$12,927	$6,743	$23,580	$18,816
Basic earnings per share	$0.53	$0.65	$0.34	$1.18	$0.95
Diluted earnings per share	$0.53	$0.65	$0.34	$1.18	$0.95
Weighted average common and equivalent shares	19,565	19,526	19,468	19,545	19,453

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Consolidated Financial Highlights (unaudited)

(In thousands, except per share amounts and financial ratios)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Selected Financial Data:
Return on average total assets	0.90%	1.13%	0.60%	1.01%	0.85%
Adjusted return on average total assets (1)	0.90	1.13	1.15	1.01	1.12
Return on average stockholders' equity	9.06	11.41	5.96	10.22	8.39
Adjusted return on average stockholders' equity (1)	9.06	11.41	11.43	10.22	11.15
Return on average tangible common equity (1) (2)	11.82	15.01	7.90	13.38	11.12
Adjusted return on average tangible common equity (1) (2)	12.01	15.21	15.35	13.57	15.00
Net interest margin, tax-equivalent basis	3.30	3.29	3.31	3.29	3.36
Adjusted net interest margin (1)	3.23	3.24	3.24	3.24	3.23
Efficiency ratio	58.52	57.15	71.79	57.85	64.43
Adjusted efficiency ratio (1)	58.03	56.43	56.47	57.24	57.02
Operating expense/average assets	2.03	1.97	2.01	2.00	2.03
Adjusted operating expense/average assets (1)	2.01	1.95	1.99	1.98	2.01

(1)	See reconciliation of this non-GAAP financial measure provided elsewhere herein.
(2)	Average tangible common equity represents a non-GAAP financial measure calculated as average total stockholders' equity less average goodwill and intangible assets.

	June 30,	December 31,	June 30,
	2019	2018	2018
Selected Financial Data:
Book value per share	$23.96	$22.93	$22.23
Tangible book value per share (1)	$18.41	$17.36	$16.62
Common shares outstanding	19,834	19,791	19,786

Capital Ratios:
Total capital to risk-weighted assets	13.3%	13.6%	13.6%
Tier 1 capital to risk-weighted assets	10.3	10.4	10.3
Common equity Tier 1 capital to risk-weighted assets	10.3	10.4	10.3
Tier 1 capital to average assets	8.1	8.1	7.9
Tangible common equity to tangible assets (1) (2)	7.9	7.5	7.6
Tier 1 capital to average assets (Bank)	9.7	9.9	9.6

Asset Quality:
Loans 30-89 days past due	$3,382	$4,400	$4,391
Loans 90 days past due and accruing (3)	$329	$308	$934
Non-performing loans	$5,509	$2,808	$1,599
Other real estate owned	—	175	175
Non-performing assets	$5,509	$2,983	$1,774
Non-performing loans/total loans	0.16%	0.09%	0.05%
Non-performing assets/total assets	0.12	0.06	0.04
Allowance/non-performing loans	565.82	1118.87	1979.49
Allowance/total loans	0.91	0.96	1.00

(1)	Tangible common equity represents a non-GAAP financial measure calculated as total stockholders' equity less goodwill and intangible assets.
(2)	Tangible assets represent a non-GAAP financial measure calculated as total assets less goodwill and intangible assets.
(3)	Represents loans acquired in connection with the Community National Bank and FNBNY Bancorp, Inc. acquisitions.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Supplemental Financial Information

Condensed Consolidated Average Balance Sheets and Average Rate Data (unaudited)

(Dollars in thousands)

	Three Months Ended June 30,			Three Months Ended March 31,			Three Months Ended June 30,
	2019			2019			2018
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Interest-earning assets:
Loans, net (including loan fee income) (1)	$3,373,601	$40,000	4.76%	$3,275,828	$37,659	4.66%	$3,179,632	$35,817	4.52%
Securities (1)	860,031	5,940	2.77	885,834	6,442	2.95	924,979	5,784	2.51
Deposits with banks	102,515	599	2.34	91,682	544	2.41	25,206	106	1.69
Total interest-earning assets (1)	4,336,147	46,539	4.30	4,253,344	44,645	4.26	4,129,817	41,707	4.05
Non-interest-earning assets:
Other assets	401,720			392,283			365,038
Total assets	$4,737,867			$4,645,627			$4,494,855

Interest-bearing liabilities:
Savings	$443,830	$1,231	1.11%	$398,499	$905	0.92%	$296,882	$132	0.18%
NOW	124,329	48	0.15	105,996	41	0.16	130,000	30	0.09
MMDA	1,012,419	3,840	1.52	983,942	3,586	1.48	808,845	1,833	0.91
Savings, NOW and MMDA	1,580,578	5,119	1.30	1,488,437	4,532	1.23	1,235,727	1,995	0.65
Certificates of deposit of less than $100,000	60,940	285	1.88	61,317	261	1.73	57,753	170	1.18
Certificates of deposit of $100,000 or more	152,809	806	2.12	150,102	732	1.98	117,380	384	1.31
Total IPC deposits	1,794,327	6,210	1.39	1,699,856	5,525	1.32	1,410,860	2,549	0.72
Brokered deposits	134,720	771	2.30	209,409	1,210	2.34	276,405	1,299	1.89
Public funds	546,432	1,383	1.02	534,568	1,179	0.89	509,353	665	0.52
Total public and brokered deposits	681,152	2,154	1.27	743,977	2,389	1.30	785,758	1,964	1.00
Total deposits	2,475,479	8,364	1.36	2,443,833	7,914	1.31	2,196,618	4,513	0.82
Federal funds purchased and repurchase agreements	25,246	158	2.51	7,691	45	2.37	122,463	567	1.86
FHLB advances	243,322	1,178	1.94	243,290	1,098	1.83	337,615	1,407	1.67
Subordinated debentures	78,827	1,135	5.78	78,793	1,135	5.84	78,688	1,135	5.79
Total borrowings	347,395	2,471	2.85	329,774	2,278	2.80	538,766	3,109	2.31
Total interest-bearing liabilities	2,822,874	10,835	1.54	2,773,607	10,192	1.49	2,735,384	7,622	1.12
Non-interest-bearing liabilities:
Demand deposits	1,365,279			1,333,498			1,265,370
Other liabilities	78,278			79,083			40,633
Total liabilities	4,266,431			4,186,188			4,041,387
Stockholders' equity	471,436			459,439			453,468
Total liabilities and stockholders' equity	$4,737,867			$4,645,627			$4,494,855

Net interest rate spread			2.76%			2.77%			2.93%
Net interest-earning assets	$1,513,273			$1,479,737			$1,394,433
Net interest margin - tax-equivalent		35,704	3.30%		34,453	3.29%		34,085	3.31%
Less: Tax-equivalent adjustment		(187)	(0.01)		(130)	(0.02)		(156)	(0.01)
Net interest income		$35,517			$34,323			$33,929
Net interest margin			3.29%			3.27%			3.30%

(1) Presented on a tax-equivalent basis.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Supplemental Financial Information

Condensed Consolidated Average Balance Sheets and Average Rate Data (unaudited)

(Dollars in thousands)

	Six Months Ended June 30,
	2019			2018
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Interest-earning assets:
Loans, net (including loan fee income) (1)	$3,324,985	$77,659	4.71%	$3,153,909	$71,477	4.57%
Securities (1)	872,861	12,382	2.86	947,013	11,564	2.46
Deposits with banks	97,128	1,143	2.37	24,163	196	1.64
Total interest-earning assets (1)	4,294,974	91,184	4.28	4,125,085	83,237	4.07
Non-interest-earning assets:
Other assets	397,027			359,993
Total assets	$4,692,001			$4,485,078

Interest-bearing liabilities:
Savings	$421,290	$2,136	1.02%	$294,200	$210	0.14%
NOW	115,213	89	0.16	133,126	56	0.08
MMDA	998,259	7,426	1.50	789,566	3,234	0.83
Savings, NOW and MMDA	1,534,762	9,651	1.27	1,216,892	3,500	0.58
Certificates of deposit of less than $100,000	61,128	546	1.80	58,270	331	1.15
Certificates of deposit of $100,000 or more	151,463	1,538	2.05	113,259	716	1.27
Total IPC deposits	1,747,353	11,735	1.35	1,388,421	4,547	0.66
Brokered deposits	171,858	1,981	2.32	239,346	2,084	1.76
Public funds	540,533	2,562	0.96	503,428	1,108	0.44
Total public and brokered deposits	712,391	4,543	1.29	742,774	3,192	0.87
Total deposits	2,459,744	16,278	1.33	2,131,195	7,739	0.73
Federal funds purchased and repurchase agreements	16,517	203	2.48	136,974	1,173	1.73
FHLB advances	243,306	2,276	1.89	382,681	3,265	1.72
Subordinated debentures	78,810	2,270	5.81	78,671	2,270	5.82
Total borrowings	338,633	4,749	2.83	598,326	6,708	2.26
Total interest-bearing liabilities	2,798,377	21,027	1.52	2,729,521	14,447	1.07
Non-interest-bearing liabilities:
Demand deposits	1,349,476			1,264,186
Other liabilities	78,677			39,242
Total liabilities	4,226,530			4,032,949
Stockholders' equity	465,471			452,129
Total liabilities and stockholders' equity	$4,692,001			$4,485,078

Net interest rate spread			2.76%			3.00%
Net interest-earning assets	$1,496,597			$1,395,564
Net interest margin - tax-equivalent		70,157	3.29%		68,790	3.36%
Less: Tax-equivalent adjustment		(317)	(0.01)		(322)	(0.01)
Net interest income		$69,840			$68,468
Net interest margin			3.28%			3.35%

(1) Presented on a tax-equivalent basis.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

Reconciliation of as reported (GAAP) and non-GAAP financial measures

The following tables below provide a reconciliation of certain financial measures calculated under generally accepted accounting principles ("GAAP") (as reported) and non-GAAP. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with GAAP in the United States. The Company’s management believes the presentation of non-GAAP financial measures provide investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP.

The following non-GAAP financial measures exclude certain net securities losses associated with the Company’s strategic plan to restructure its balance sheet during the second quarter of 2018.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Return on average total assets - as reported	0.90%	1.13%	0.60%	1.01%	0.85%
Net securities losses	—	—	0.71	—	0.35
Income tax effect of adjustments above	—	—	(0.16)	—	(0.08)
Adjusted return on average total assets (non-GAAP)	0.90	1.13	1.15	1.01	1.12

Return on average stockholders' equity - as reported	9.06%	11.41%	5.96%	10.22%	8.39%
Net securities losses	—	—	7.01	—	3.53
Income tax effect of adjustments above	—	—	(1.54)	—	(0.77)
Adjusted return on average stockholders' equity (non-GAAP)	9.06	11.41	11.43	10.22	11.15

Return on average tangible common equity - as reported	11.82%	15.01%	7.90%	13.38%	11.12%
Net securities losses	—	—	9.27	—	4.68
Amortization of other intangible assets	0.23	0.25	0.28	0.24	0.29
Income tax effect of adjustments above	(0.04)	(0.05)	(2.10)	(0.05)	(1.09)
Adjusted return on average tangible common equity (non-GAAP)	12.01	15.21	15.35	13.57	15.00

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

The following table presents a reconciliation of net income and diluted earnings per share (as reported) to adjusted net income and adjusted diluted earnings per share excluding net securities losses associated with the Company’s strategic plan to restructure its balance sheet during the second quarter of 2018:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share amounts)	2019	2019	2018	2019	2018
Net income - as reported	$10,653	$12,927	$6,743	$23,580	$18,816
Adjustments:
Net securities losses	—	—	7,921	—	7,921
Income tax effect of adjustments above	—	—	(1,742)	—	(1,742)
Adjusted net income (non-GAAP)	$10,653	$12,927	$12,922	$23,580	$24,995

Diluted earnings per share - as reported	$0.53	$0.65	$0.34	$1.18	$0.95
Adjustments:
Net securities losses	—	—	0.40	—	0.40
Income tax effect of adjustments above	—	—	(0.09)	—	(0.09)
Adjusted diluted earnings per share (non-GAAP)	$0.53	$0.65	$0.65	$1.18	$1.26

The following table presents a reconciliation of efficiency ratio (as reported) and adjusted efficiency ratio (non-GAAP):

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share amounts)	2019	2019	2018	2019	2018
Efficiency ratio - as reported	58.52%	57.15%	71.79%	57.85%	64.43%
Non-interest expense - as reported	$24,004	$22,599	$22,507	$46,603	$45,105
Less: Amortization of intangible assets	(210)	(213)	(242)	(423)	(488)
Adjusted non-interest expense (non-GAAP)	$23,794	$22,386	$22,265	$46,180	$44,617
Net interest income - as reported	$35,517	$34,323	$33,929	$69,840	$68,468
Tax-equivalent adjustment	187	130	156	317	322
Net interest income, tax-equivalent basis	$35,704	$34,453	$34,085	$70,157	$68,790
Non-interest income - as reported	$5,499	$5,218	$(2,578)	$10,717	$1,535
Less: Net securities losses/(gains)	(201)	—	7,921	(201)	7,921
Adjusted non-interest income (non-GAAP)	$5,298	$5,218	$5,343	$10,516	$9,456
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$41,002	$39,671	$39,428	$80,673	$78,246
Adjusted efficiency ratio (non-GAAP) (1)	58.03%	56.43%	56.47%	57.24%	57.02%

The following table presents a reconciliation of operating expense as a percentage of average assets (as reported) and adjusted operating expense as a percentage of average assets (non-GAAP):

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Operating expense as a % of average assets - as reported	2.03%	1.97%	2.01%	2.00%	2.03%
Amortization of other intangible assets	(0.02)	(0.02)	(0.02)	(0.02)	(0.02)
Adjusted operating expense as a % of average assets (non-GAAP)	2.01	1.95	1.99	1.98	2.01

(1)	Adjusted efficiency ratio is calculated by dividing adjusted non-interest expense by the sum of net interest income on a tax-equivalent basis and adjusted non-interest income.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

The following table reconciles net interest margin (as reported) to adjusted net interest margin on a tax-equivalent basis, excluding accretion income and average purchase accounting adjustments on acquired loans (non-GAAP):

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2019	2019	2018	2019	2018
Net interest income - as reported	$35,517	$34,323	$33,929	$69,840	$68,468
Tax-equivalent adjustment	187	130	156	317	322
Net interest income, tax-equivalent basis	$35,704	$34,453	$34,085	$70,157	$68,790
Adjustment:
Less: Accretion income on acquired loans	(713)	(385)	(625)	(1,098)	(2,584)
Adjusted net interest income, tax-equivalent basis (non-GAAP)	$34,991	$34,068	$33,460	$69,059	$66,206

Average interest-earning assets - as reported	$4,336,147	$4,253,344	$4,129,817	$4,294,974	$4,125,085
Adjustment:
Average purchase accounting adjustments on acquired loans	4,592	4,941	6,758	4,766	7,938
Adjusted average interest-earning assets (non-GAAP)	$4,340,739	$4,258,285	$4,136,575	$4,299,740	$4,133,023

Average yield on loans, tax-equivalent basis - as reported	4.76%	4.66%	4.52%	4.71%	4.57%
Adjustment:
Purchase accounting adjustments on acquired loans	(0.10)	(0.05)	(0.09)	(0.07)	(0.18)
Adjusted average yield on loans (non-GAAP)	4.66	4.61	4.43	4.64	4.39

Net interest margin - as reported (1)	3.29%	3.27%	3.30%	3.28%	3.35%
Tax-equivalent adjustment	0.01	0.02	0.01	0.01	0.01
Net interest margin, tax-equivalent basis (2)	3.30	3.29	3.31	3.29	3.36
Adjustment:
Purchase accounting adjustments on acquired loans	(0.07)	(0.05)	(0.07)	(0.05)	(0.13)
Adjusted net interest margin (non-GAAP) (3)	3.23	3.24	3.24	3.24	3.23

(1)	Net interest margin represents net interest income divided by average interest-earning assets.
(2)	Net interest margin, tax-equivalent basis represents net interest income on a tax-equivalent basis divided by average interest-earning assets.
(3)	Adjusted net interest margin represents adjusted net interest income on a tax-equivalent basis divided by adjusted average interest-earning assets.

The following table presents the tangible common equity to tangible assets calculation (non-GAAP):

	June 30,	December 31,	June 30,
(Dollars in thousands)	2019	2018	2018
Total assets - as reported	$4,714,535	$4,700,744	$4,414,785
Less: Goodwill and other intangible assets - as reported	(109,975)	(110,324)	(110,816)
Tangible assets (non-GAAP)	$4,604,560	$4,590,420	$4,303,969

Total stockholders' equity - as reported	$475,205	$453,830	$439,755
Less: Goodwill and other intangible assets - as reported	(109,975)	(110,324)	(110,816)
Tangible common equity (non-GAAP)	$365,230	$343,506	$328,939

Tangible common equity to tangible assets (non-GAAP) (1)	7.9%	7.5%	7.6%

(1)	Calculated by dividing tangible common equity by tangible assets.